CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form S-1/A Registration Statement, dated May 11, 2009, of our report dated May 4, 2009 relating to the financial statements of National Automation Services, Inc. and its subsidiaries as of December 31, 2008 and 2007.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

May 11, 2009